UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2013

SUNNYSIDE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

56 Main Street, Irvington, New York		10533
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (914) 591-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 15, 2013, Sunnyside Bancorp, Inc. (the “Company”), a Maryland corporation and the holding company for Sunnyside Federal Savings and Loan Association of Irvington (the “Association”) announced that it completed its stock offering in connection with the mutual to stock conversion of the Association, effective July 15, 2013. Shares of the Company’s common stock are expected to be quoted on the OTC Bulletin Board under the ticker symbol “SNNY” beginning July 16, 2013.

As previously disclosed, in the offering, the Company sold 793,500 shares of its common stock, including 55,545 shares purchased by the Association’s employee stock ownership plan, at a price of $10.00 per share, for gross offering proceeds of $7,935,000. The offering was oversubscribed in the first category of the subscription offering by eligible account holders as of January 31, 2012.

Certificates reflecting the shares purchased in the subscription offering will be mailed out July 15, 2013, and any interest and refund checks due to subscribers are expected to be mailed on July 16, 2013. If you subscribed for stock and would like to confirm your purchase, please contact the Stock Information Center at (877) 892-9472 (toll free) from 10:00 a.m. until 4:00 p.m., Eastern time.  You can also confirm your allocation online at https://allocations.kbw.com.

Keefe, Bruyette & Woods, Inc. (“KBW”) acted as selling agent in the subscription offering and as financial advisor to the Company and the Association in connection with the mutual to stock conversion. Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to the Company and the Association. Spidi & Fisch, PC served as legal counsel to KBW.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative or regulatory changes that could adversely affect the business in which Sunnyside Bancorp, Inc. or Sunnyside Federal Savings and Loan Association are engaged.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sunnyside Bancorp, Inc.
DATE: July 15, 2013	By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer